SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RAPHAEL INDUSTRIES LTD.
(Exact name of Registrant as specified in its charter.)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Raphael Industries Ltd.
5190 Neil Road Suite 430
Reno NV 89502

To the Stockholders of Raphael Industries Ltd.:

This information is being provided to the shareholders of Raphael Industries Ltd. (the “Company”), in connection with our prior receipt of approval by written consent, in lieu of an annual meeting of the holders of a majority of our common stock authorizing the following:

1.   The election of Arne Raabe and Ronald Hughes as the Company’s directors.
2.   To increase the Authorized Common Stock Capital of the Company from 50,000,000 to 100,000,000

The elimination of the need for an annual meeting of the shareholders is authorized by Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the annual meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to elect directors or to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about March 2, 2010. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was January 18, 2010, (the “Record Date”).

By Order of the Board of Directors

Ronald Hughes
President

March 8, 2010

This information statement is being furnished to all holders of the common stock of Raphael Industries Ltd. in connection with the Proposed Action by Written Consent to elect Arne Raabe and Ronald Hughes as the Company’s directors and to increase the authorized capital of the Company from 50,000,000 to 100,000,000.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Raphael Industries Ltd., a Nevada Corporation (“Raphael” or the “Company”), in connection with resolutions of the Board of Directors and the written consent of one shareholder, representing 53.6% of the common stock of Raphael providing for the election of Arne Raabe and Ronald Hughes as Directors and to increase the authorized capital of the Company from 50,000,000 to 100,000,000.

The Form 10-K for the year ended September 30, 2009, and quarterly reports on Form 10-Q for the past quarters ended December 31 2009 filed by Raphael with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. Raphael is current in the filing of all required reports. See the caption entitled “Additional Information,” below.

CONSENT NO. 1
ELECTION OF DIRECTORS

The Board of Directors has fixed the current number of authorized directors at two. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Pursuant to the Written Consent, our current directors have been re-elected to hold office until the next annual meeting of the stockholders and until their successors have been elected and takes office. Under Nevada law, the Written Consent is sufficient to elect all nominees to our Board of Directors without the vote or consent of any other stockholders of the Company.

The following table includes the names and certain information about the directors and executive officers of the Company.

			Director and/or
Name	Position(s)	Age	Executive Officer Since
Arne Raabe	Director	40	October 31, 2005

Ronald Hughes	President, Chief Executive Officer,	48	February 11, 2010
	Chief Financial Officer and Director

The business experience of each of the above persons for at least the last five years is as follows:

Ronald Hughes

For the last five years Mr. Hughes has been President, CEO & Director of TransAmerican Energy Inc., a TSX-Venture Exchange listed Company. While with TransAmerican, Mr. Hughes was responsible for the acquisition of the company’s initial producing oil and gas assets and for the year ended April 30, 2009 the company realized revenues of Canadian Dollar 932,000. Mr. Hughes also sits on the Boards of VisionQuest Energy Group, and Precision Enterprises Inc., both publicly traded companies in Canada. Mr. Hughes has 20 years of experience in early stage Business Development and he will be responsible for assessing and evaluating new business opportunities for Raphael. Mr. Hughes studied Resource Economics & Management from the University of Alberta.

Arne Raabe

Mr. Raabe received his Bachelor of Finance and Masters of Economics from the University of South Florida in 1993 and 1996, respectively. Since 2000, Mr. Raabe has worked as a self employed independent management consultant, specializing in corporate finance for start up companies. He has held various positions, including officer and director and advisor to various companies including GSH Enterprises Limited, Hampton Financial Partners, Secure Automated Filing Enterprises Inc., Gondwana Energy Ltd., American Media Systems Co. and Crestview Energy Partners. From November 2000 to September 2005 he acted as director for Hampton Financial Partners providing the company general consulting services in the area of corporate governance compliance. In 2003 he acted as director and officer for Secure Automated Filing Enterprises Inc., a startup company providing Edgarizing and filing services for companies reporting to the Securities and Exchange Commission. Mr. Raabe resigned his position in October of 2003. In December of 2004 he held the position of Director for American Media Systems Co. assisting in the startup of the company. Mr. Raabe resigned as a director for American Media Systems Co. on December 31, 2004 and started Raphael Industries Ltd. in October of 2005. On December 5th, 2005 he was appointed director and Officer and on June 29, 2006 he consented to act as interim President of Gondwana Energy Ltd. On October 22, 2006 Mr. Raabe resigned from his positions with Gondwana Energy Ltd. On December 29, 2008 Mr. Raabe was appointed director and on March 2nd 2008 he was appointed as Chief Financial Officer of Sentry Petroleum Ltd. Sentry Petroleum Ltd is a fully reporting issuer under the 1934 Act. Mr. Raabe spends approximately 50% of his time on our business.

Nomination of Directors

We do not have a standing nominating committee. We are currently seeking additional independent directors and intend to establish committees of the board once the additional directors have been appointed. The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors for the next fiscal year should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Information Statement in the section titled “Stockholders’ Proposals”.

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

Minimum, relevant employment experience;

Familiarity with generally accepted accounting principles and the preparation of financial statements;

Post secondary education or professional license;

Previous experience as a Board member of an operating company; and

The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Ethics, discussed in greater detail below.

Our goal is to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Board of Directors has not received a nominee from a stockholder.

CONSENT 2
TO INCREASE THE AUTHORIZED COMMON STOCK
CAPITAL OF THE COMPANY

The company is currently authorized by its articles of incorporation to issue 50,000,000 shares of common stock. As of the record date, 9,511,500 shares of common stock were outstanding. On February 15, 2010, the board of directors authorized an increase in the number of the authorized shares of common stock and thereafter an amendment to Article Three of the company’s articles of incorporation. A form of certificate of amendment to our articles of incorporation is attached to this proxy statement as Exhibit A.

Based on the number of shares of common stock outstanding as of the record date, the need to reserve shares of common stock as set forth above and the current articles of incorporation limit of 50,000,000 shares of common stock, the board of directors does not believe there is an adequate number of authorized shares of common stock under the articles of incorporation for management to be able to plan for the long-term future growth and development of the company and properly capitalize its operations. Accordingly, the board of directors proposes to amend the articles of incorporation to increase the authorized number of shares of common stock to 100,000,000 shares of common stock.

The proposal will permit the board of directors to issue additional shares of common stock without further approval of the stockholders of the company; and the board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

Although the company from time to time reviews various transactions that could result in the issuance of common stock, the company is not a party to any plan, arrangement or agreement to issue additional shares of its capital stock, including for any acquisition or business combination, except as may be required in connection with the exercise of existing outstanding convertible securities or options and warrants or under any other plan or arrangement the board of directors may hereafter approve.

Other than the availability of authorized common stock and limited provisions in the company’s by-laws, the company does not have in place provisions which may have an anti-takeover effect. At this annual meeting, the shareholders are being asked to consider and approve a proposal to increase the number of authorized shares of common stock. This proposal has not resulted from the company’s knowledge of any specific effort to accumulate the company’s securities or to obtain control of the company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The company is not submitting any of these proposals to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek board representation.

The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the company’s capital stock. It may also adversely affect the market price of the common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow the company to pursue its business plans, the market price may increase.

The holders of common stock of the company are entitled to one vote for each share held of record on all matters to be voted on by the stockholders of the company. The holders of common stock are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available therefore. The company never has paid cash dividends on its shares of common stock, and does not currently intend to pay any cash dividends.

In the event of liquidation, dissolution or winding up of the company, the holders of the shares of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Approval Requirement and Board of Directors Recommendation

The approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of common stock. The board of directors believes that the advantages of the proposed amendment to increase the number of authorized shares of common stock outweigh the possible disadvantages of the amendment. Accordingly, the board of directors has unanimously approved the proposed amendment and unanimously recommends approval by shareholders.

Notwithstanding the shareholders approving the amendment to increase the authorized capital, the board of directors may elect not to file the certificate of amendment to increase the authorized capital of the company if they decide that it is in the best interests of the company to limit its common stock capital to its current authorized amount.

Code of Ethics

The Company has adopted the Raphael Industries Ltd. Code of Ethics (the “Code”) that applies to every officer of and director to the Company. The Code is attached as Exhibit 14 to its Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2007. The Code is also available free of charge upon request to the Company at 5190 Neil Road Suite 430 Reno NV 89502, Attn: Chief Executive Officer.

Involvement in Certain Legal Proceedings

To the best knowledge of the Company, during the past five years, none of the following occurred with respect to a present or former director or executive officer: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Information Regarding the Board

The Company’s Board of Directors (the “Board”) has no Committees. The Board met one time during the last fiscal year. In addition, the Board signed several written consents to act without meeting as issued were raised during the fiscal year. The current Board consists of Arne Raabe and Craig Wacaser.

Audit Committee and Financial Report

The Company does not currently have an audit committee or “audit committee financial expert”. The Company is seeking additional board members including at least one additional director who qualifies as a “financial expert” and to serve as member of the audit committee, but as of the date of this report does not have such a director.

Audit Fees

For the fiscal years ended September 30, 2009 and 2008, the aggregate fees billed for services rendered for the audits of the annual financial statements and the review of the financial statements included in the quarterly reports on Form 10-QSB/Form 10-Q and the services provided in connection with the statutory and regulatory filings or engagements for those fiscal years and registration statements filed with the SEC were $7,219 and $9,960, respectively.

Audit-Related Fees

Our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $0 and $0 for the fiscal years ended September 30, 2008 and 2009.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended September 30, 2008 and 2009 were $0.

Audit Committee Pre-Approval Policies

The Company does not have an audit committee and intends to adopt pre-approval policies and procedures for payments to its principal accountant once the audit committee has been established. The Board of Directors has approved all of the fees paid and identified herein to the Company’s principal accountant.

Compensation Committee

The Company does not currently have a compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially owns more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As best the Company was able to determine, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended September 30, 2009:

Name and principal	Number of late	Transactions not	Known failures to
position	reports	timely reported	file a required form
Arne Raabe	0	0	0
Director
Craig Wacaser	0	0	0
Former Director
Heather Grant	0	0	0
Corporate Secretary
Ronald Hughes	0	0	0
CEO, CFO, and Director

Stockholder Communications with the Board of Directors

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company’s address or in care of the address shown in the table of beneficial ownership on this page. If a communication is sent to the Company’s address, the Company will forward any such communication to the relevant member of the Board of Directors.

Compensation of Directors and Executive Officers

The Company’s directors are not compensated for serving on its board of directors.

The following table sets forth the compensation paid during 2008 and 2009 to each person who served as a chief executive officer of the Company during 2008 or 2009, and each person who served as an executive officer as of September 30, 2009:

SUMMARY COMPENSATION TABLE
Long Term Compensation
Annual Compensation			Awards		Payout
						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
Name & Principal		Salary	Bonus	Compensation	Stock Award	Options/SAR	Payouts	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)	($)
Arne Raabe	2009	-	-	-	-	-	-	-
President, CEO, CFO	2008	-	-	-	-	-	-	-

Option/SAR Grants

There were no option/SAR Grants during the 2008 or 2009 fiscal years.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by any named executive officer during the 2008 or 2009 fiscal years and there are no stock options outstanding at September 30, 2009 or at the date of this report.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of directors.

Our Directors do not and will not receive a salary or fees for serving as a director, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. They are not entitled to reimbursement of expenses incurred in attending meetings. There are no compensation arrangements for employment, termination of employment or change-in-control between the named Executive Officers and the company.

				Non-equity	Nonqualified
	Fees			incentive	deferred
	Earned or	Stock	Option	plan	compensation	All other
	paid in cash	awards	awards	compensation	earnings	compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Arne Raabe	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President, CEO & Director

Craig Wacaser	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to our common stock beneficially owned as of January 18 2010 by (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (b) each of our directors and executive officers, and (c) all directors and executive officers as a group:

	Amount and
	Nature	Percentage
	of Beneficial	of
Name and Address of Beneficial Owner (1)	Ownership	Class
Officers and Directors
Arne Raabe, Director, CEO	7,000,000	73.6%
Craig Wacaser Former Director	0	0.0%
All directors and executive officers as a group (2 person)	7,000,000	73.6%

(1)      The address for each person is 5190 Neil Road Suite 430 Reno NV 89502

Significant Employees

The Company does not have employees, its Chief Executive Officer and Chief Financial Officer, Ronald Hughes is engaged as a consulting.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction during the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

BOARD OF DIRECTORS’ RECOMMENDATIONS AND VOTE REQUIRED

The affirmative vote of at least a majority of the issued and outstanding shares as of January 18, 2010 eligible to vote was necessary for approval of the foregoing consent item. The required votes have been obtained pursuant to the Written Consent. No further vote is required to approve the Election of Directors. The information contained in this Information Statement constitutes the only notice any stockholder will be provided.

INTEREST OF CERTAIN PERSONS IN FAVOR OR IN
OPPOSITION OF THE PLAN

No officer of director will receive any direct or indirect benefit from any of the consent items described in this Information Statement.

STOCKHOLDER PROPOSALS

The Company must receive at its principal offices before December 31, 2010, any proposal which a stockholder wishes to submit to the 2011 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that Annual Meeting.

A stockholder’s notice to the Secretary shall include (i) a brief description of the matter or nomination and the reason for addressing the matter at the meeting, (ii) the stockholder’s name and address, (iii) the number of shares of the Company owned or controlled by the stockholder, (iv) any material interest of the stockholder in the matter or nomination proposed, and (v) all other required information under Regulations 14A under the Securities Exchange Act of 1934.

The Company’s proxy related to the 2011 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any shareholder proposal that is received more than seven days after the date of notice of the 2011 annual meeting of stockholders. Any stockholder wishing to make a nomination or proposal should obtain a copy of the relevant provisions of our Bylaws from the Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, NW, Washington, DC 20549 or may be accessed at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

RONALD HUGHES
Director
March 8, 2010

Exhibit A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATION
(PURSUANT TO NRS 78,385 AND 78,390 - AFTER ISSUANCE OF STOCK)

1. The Articles of Incorporation have been amended as follows:

“3”
Shares

The amount of the total authorized capital stock of the corporation is consisting of One hundred Million (100,000,000) shares of common stock of the par value of $0.0001 each.

2. THE VOTE BY WHICH SHAREHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS: [   ].

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to Articles of Incorporation to be signed by a duly authorized officer as of this _____ day of _____, 2010.

RAPHAEL INDUSTRIES LTD.

By: ______________________________________

Ronald Hughes, Chief Executive Officer